Exhibit 10.45

Amendment Number Three to
The MetLife Deferred Compensation Plan for Officers
(as amended and restated as of November 1, 2003) (the "Plan")
The Plan is hereby amended in the manner set forth below, to the extent consistent with legal requirements to maintain the deferred status of compensation credited under the Plan, including the grandfathered status of such deferrals precluding the applicability of United States Internal Revenue Code Section 409A:
1. Section 6 is amended and restated to read as follows:

6.
Investment Tracking Funds. The methods of Investment Tracking described in or determined under this Section 6 shall be available for Deferral Elections and Reallocation Elections. To the extent the methods of Investment Tracking are changed, or otherwise as the Plan Administrator determines in its discretion, the Plan Administrator may require the Participant to make an appropriate change in the Participant's Investment Tracking or may unilaterally impose a method of Investment Tracking.

6.1.
MetLife Deferred Shares Fund. Value tracked in the MetLife Deferred Shares Fund shall be accounted in number of tracking shares equal to the number of shares of MetLife Stock deferred and adjusted to simulate the effect of each and any of the following on the Stock Compensation had it been paid in MetLife Stock: (a) dividend; (b) stock dividend; (c) stock split; (d) MetLife, Inc. recapitalization (including, but not limited, to the payment of an extraordinary dividend), (e) merger, consolidation, combination, or spin-off affecting MetLife, Inc. capitalization; (f) distribution of MetLife, Inc. assets to holders of MetLife Stock (other than ordinary cash dividends); (g) exchange of shares, or (h) other similar corporate change. Unless otherwise determined by the Plan Administrator, only the value of a Participant's Deferred Stock Compensation Account may be tracked in the MetLife Deferred Shares Fund.

6.2.
Other Investment Tracking Funds. Except as provided in Section 6.1, and to the extent consistent with legal requirements to maintain the deferred status of compensation credited under the Plan, including the grandfathered status of such deferrals precluding the applicability of United States Internal Revenue Code Section 409A, the Plan Administrator shall determine in its discretion any method(s) of Investment Tracking that will be available from time to time.

2. This Amendment will be effective immediately upon execution.
3. Except as otherwise expressly provided herein, the Plan (including any amendments thereto) shall continue in full force and effect without amendment.

IN WITNESS WHEREOF, this amendment is approved.

PLAN ADMINISTRATOR

/s/ Andrew J. Bernstein for Margery Brittain
Date: 2-26-07
Witness: /s/ Joo Young Kang

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